Exhibit 107
Calculation of Filing Fee Table
Form S-8
(Form Type)
ADAPTHEALTH CORP.
(Exact name of registrant as specified in its charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.0001 per share	Rule 457(c) and 457(h)	782,991 (2)	$9.72 (3)	7,610,672.52 (3)	0.0001476	$1,123.34 (4)
Total Offering Amounts:					$7,610,672.52 (3)		$1,123.34 (4)
Total Fee Offsets:							[-]
Net Fee Due:							$1,123.34 (4)
1.Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers an indeterminable number of additional shares of Common Stock, par value $0.0001 per share (“Common Stock”), of AdaptHealth Corp. (the “Company” or “Registrant”), as may hereafter be offered or issued to prevent dilution resulting from any future stock splits, stock dividends or similar adjustments of the outstanding Common Stock.
2.Represents 782,991 shares of Common Stock issuable to Ms. Foster, pursuant to the Inducement Award Agreement, upon (i) the vesting of restricted stock units covering 323,511 shares of the Registrant’s Common Stock subject to time-vesting conditions and (ii) the vesting of restricted stock units covering 459,480 shares of the Registrant’s Common Stock (assuming achievement of the maximum performance conditions) subject to performance-vesting conditions.
3.Estimated solely for purposes of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) under the Securities Act, the proposed maximum aggregate offering price is the product obtained by multiplying (i) $9.72 (the average of the high and low prices of the Company’s Common Stock on May 13, 2024) by (ii) 782,991 (the number of shares of Common Stock issuable pursuant to the Inducement Award Agreement).
4.The amount of registration fee is calculated only with respect to the shares of Common Stock registered on this Registration Statement to be issued pursuant to the Inducement Award Agreement.

Table 2: Fee Offset Claims and Sources
Not Applicable